EXHIBIT 99.1

BlackLine Announces Fourth Quarter and Full Year Financial Results

Strong Fourth Quarter Drives Record Full Year GAAP Revenue of $177 Million, an Increase of 44%

LOS ANGELES, Feb. 15, 2018 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq:BL), today announced financial results for the fourth quarter and full year ended December 31, 2017.

Therese Tucker, Founder and CEO, commented, “The fourth quarter was a strong finish to the year and we are pleased with the progress we made on our 2017 initiatives. Our demand environment remains robust and we continue to see tremendous enthusiasm for BlackLine’s solutions and Continuous Accounting vision among customers, partners and thought leaders. We believe BlackLine is at the forefront of change in our industry and is ideally positioned to remain a leader in the market given our strong vision, unwavering commitment to our customers and innovative solutions that improve the daily lives of finance and accounting professionals around the globe.”

Fourth Quarter 2017 Financial Highlights

  Total GAAP revenues of $50.2 million for the fourth quarter of 2017, an increase of 42% compared to the fourth quarter of 2016.  On a non-GAAP basis, revenues grew 40% compared to the fourth quarter of 2016.
  GAAP net loss of $5.8 million, or $0.11 per share, on 52.9 million weighted average shares outstanding.
  Non-GAAP net income of $1.8 million, or $0.03 per share, on 56.0 million diluted weighted average shares outstanding.
  Operating cash flow of $2.8 million and free cash flow of $1.2 million for the fourth quarter of 2017.

Full Year 2017 Financial Highlights

  Total GAAP revenues of $177.0 million, an increase of 44% compared to 2016. On a non-GAAP basis, revenues grew 43% compared to 2016.
  GAAP net loss of $38.1 million, or $0.73 per share, on 52.2 million weighted average shares outstanding.
  Non-GAAP net loss of $3.1 million, or $0.06 per share, on 52.2 million weighted average shares outstanding.
  Operating cash flow of $6.4 million, compared to ($4.8) million in 2016.
  Free cash flow of ($2.2) million, compared to ($9.8) million in 2016.

Key Metrics and Recent Business Highlights

  Added 117 net new customers in the fourth quarter for a total of 2,208 customers at December 31, 2017.
  Expanded the company’s user base to a total of 196,612 BlackLine users at December 31, 2017.
  Achieved a dollar-based net revenue retention rate of 112% at December 31, 2017.
  Cloud accounting software veteran, Marc Huffman, joins BlackLine as Chief Operating Officer. Huffman has more than 20 years of experience leading sales teams and driving growth at fast-growing software companies and joins BlackLine following more than 10 years at global cloud ERP software provider NetSuite.
  Named by Fortune Magazine as the No. 3 ‘Best Place to Work in Southern California’ and also No. 24 on Fortune’s list of the ‘100 Best Medium Workplaces’ in the U.S.

Financial Outlook

First Quarter 2018

  Total GAAP revenue is expected to be in the range of $49.5 million to $50.5 million.
  Non-GAAP net loss is expected to be in the range of $1.1 million to $2.1 million, or $0.02 to $0.04 per share on 53.2 million weighted average shares outstanding.

Full Year 2018

  Total GAAP revenue is expected to be in the range of $219 million to $224 million.
  Non-GAAP net income is expected to be in the range of breakeven to $1.0 million, or $0.00 to $0.02 per share, on 56.9 million diluted weighted average shares outstanding.

BlackLine adopted the new revenue standard, ASC 606, effective January 1, 2018 and its guidance for the first quarter and full year 2018 is according to the new standard. The company intends to adopt the new revenue standard on a full retrospective basis such that prior periods presented in the first quarter of 2018 will be comparable. Guidance for non-GAAP net income (loss) and net income (loss) per share does not include the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the fourth quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred with our shelf offering.  Reconciliations of non-GAAP net income (loss) and net income (loss) per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) and net income (loss) per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income (loss) and net income (loss) per share.  The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) and net income (loss) per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its fourth quarter results at 2:00 p.m. Pacific time on Thursday, February 15, 2018.  A live audio webcast will be accessible on BlackLine’s investor relations website at http://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 8990199. A telephonic replay will be available through Friday, February 23, 2018 at (855) 859-2056 or (404) 537-3406, passcode 8990199. A replay of the webcast will be available at http://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that automate, centralize and streamline financial close operations and other key F&A processes for large and midsize organizations.  BlackLine’s platform is used by over 2,200 customers worldwide, spanning more than 196,000 users across 150+ countries. For more information about BlackLine, Inc., visit https://www.blackline.com/.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, our expectations for our business in 2018 and our ability to execute on our long-term plans and key initiatives, expectations regarding dollar-based net revenue retention rate, free cash flow, gross margin, revenue mix, operating expenses and capital expenditures, the impact of ASC 606 on the company’s financial results, the company’s expectation that it will have positive cash flows in a specified time period, the impact of seasonality on the company’s financial results, market opportunity, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels and product innovation, expansion of relationships with partners, customer service initiatives and expectations regarding deal size and increased focus on strategic products.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 8, 2017.  Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 15, 2018 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) non-GAAP operating expenses, (iv) non-GAAP income (loss) from operations, (v) non-GAAP net income (loss) and non-GAAP net income (loss) per share, and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from the Runbook Acquisition.  The impact of purchase accounting reduced recorded GAAP revenues during the quarters ended September 30, 2016 and December 31, 2016.  The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustment to Runbook revenues to allow for a direct comparison of revenues between current and future periods.  The purchase accounting adjustment for the quarter ended December 31, 2017 related to the Runbook Acquisition was not meaningful and was thus not presented.  The company is presenting non-GAAP net revenues for consistency with prior presentations.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as non-GAAP revenues less GAAP cost of revenue adjusted for the impact of purchase accounting resulting from the Runbook Acquisition, the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition, and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, acquisition costs related to the Runbook Acquisition, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the impact of purchase accounting to revenues resulting from the Runbook Acquisition, the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, acquisition costs related to the Runbook Acquisition, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss). Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, the impact of purchase accounting to revenues resulting from the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, accretion of debt discount pertaining to the former debt facility, accretion of warrant discount relating to warrants issued in connection with the former debt facility, the change in the fair value of contingent consideration, the change in fair value of the common stock warrant liability, acquisition costs related to the Runbook Acquisition, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering.  Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows used in operating activities less cash flows used in investing activities related to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 15, 2018 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of December 31, 2017.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. However, where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Since BlackLine’s customers generally pay fees based on the number of users of its platform within their organization, the company believes the total number of users is an indicator of the growth of its business.

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2017	December 31, 2016

ASSETS
Cash and cash equivalents	$31,104	$22,118
Marketable securities	81,476	83,130
Accounts receivable, net of allowance	61,589	42,294
Deferred sales commissions	13,645	9,667
Prepaid expenses and other current assets	6,140	6,614
Total current assets	193,954	163,823
Capitalized software development costs, net	6,824	4,591
Property and equipment, net	12,769	11,318
Intangible assets, net	40,808	54,118
Goodwill	185,138	185,138
Other assets	1,391	1,449
Total assets	$440,884	$420,437

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$7,254	$7,165
Accrued expenses and other current liabilities	20,874	18,931
Deferred revenue	106,903	80,360
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	137,039	108,464
Common stock warrant liability	-	11,380
Contingent consideration	3,858	3,230
Deferred tax liabilities	1,328	1,262
Deferred revenue, noncurrent	912	2,373
Other long-term liabilities	3,119	2,318
Total liabilities	146,256	129,027

Stockholders' equity:
Common stock	530	513
APIC	419,628	378,272
Accumulated other comprehensive income	(63)	(41)
Accumulated deficit	(125,467)	(87,334)
Total stockholders' equity	294,628	291,410

Total liabilities and stockholders' equity	$440,884	$420,437

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues
Subscription and support	$47,785	$33,694	$168,542	$117,524
Professional services	2,448	1,646	8,489	5,599
Total revenues	50,233	35,340	177,031	123,123
Cost of revenues
Subscription and support	8,902	7,385	33,631	25,900
Professional services	2,079	1,282	7,855	4,311
Total cost of revenues	10,981	8,667	41,486	30,211
Gross profit	39,252	26,673	135,545	92,912
Operating expenses
Sales and marketing	27,779	21,531	109,775	77,810
Research and development	6,034	5,573	23,874	21,125
General and administrative	11,147	8,278	36,956	27,911
Total operating expenses	44,960	35,382	170,605	126,846
Loss from operations	(5,708)	(8,709)	(35,060)	(33,934)
Other income (expense)
Interest income	320	-	1,069	4
Interest expense	-	(2,798)	(13)	(5,936)
Change in fair value of the common stock warrant liability	-	(6,180)	(3,490)	(5,880)
Other income (expense), net	320	(8,978)	(2,434)	(11,812)
Loss before income taxes	(5,388)	(17,687)	(37,494)	(45,746)
Provision for (benefit from) income taxes	457	(2,023)	567	(6,587)
Net loss	$(5,845)	$(15,664)	$(38,061)	$(39,159)
Net loss per share, basic and diluted	$(0.11)	$(0.33)	$(0.73)	$(0.92)

Weighted average common shares outstanding, basic and diluted	52,906	47,716	52,161	42,497

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,845)	$(15,664)	$(38,061)	$(39,159)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,185	4,734	19,971	17,424
Accretion of debt discount and accrual of paid-in-kind interest	-	2,474	-	4,557
Payment of paid-in-kind interest	-	(6,418)	-	(6,418)
Change in fair value of common stock warrant liability	-	6,180	3,490	5,880
Change in fair value of contingent consideration	261	93	628	371
Stock-based compensation	3,093	1,992	16,044	6,526
(Accretion)/amortization of purchase discounts/premiums on marketable securities, net	(63)	-	37	-
Deferred income taxes	335	(2,612)	66	(7,432)
Provision for doubtful accounts receivable	(37)	-	565	-
Changes in operating assets and liabilities, net of effects of the acquisition:
Accounts receivable	(16,319)	(5,608)	(19,860)	(15,541)
Deferred sales commissions	(2,699)	(2,438)	(3,978)	(3,421)
Prepaid expenses and other current assets	1,054	(2,159)	874	(3,095)
Other assets	66	(51)	(342)	(201)
Accounts payable	4,160	294	(25)	3,544
Accrued expenses and other current liabilities	2,061	1,978	2,120	3,864
Deferred revenue	11,557	11,947	25,082	29,482
Other long-term liabilities	(59)	(599)	(187)	(1,189)
Net cash provided by (used in) operating activities	2,750	(5,857)	6,424	(4,808)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(24,963)	(83,192)	(76,610)	(83,192)
Proceeds from maturities of marketable securities	28,644	-	78,205	-
Acquisition, net of cash acquired	-	-	-	(31,488)
Capitalized software development costs	(1,279)	(944)	(4,624)	(3,270)
Purchases of property and equipment	(273)	(416)	(4,002)	(1,724)
Net cash provided by (used in) investing activities	2,129	(84,552)	(7,031)	(119,674)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan, net of issuance costs	-	(169)	-	34,300
Principal payments on term loan and prepayment penalties	-	(60,706)	-	(60,706)
Principal payments on capital lease obligations	-	-	(549)	(124)
Proceeds from exercises of stock options	1,580	664	10,252	2,860
Proceeds from issuance of common stock	-	-	-	3,075
Payments of initial public offering costs	-	(3,210)	(110)	(4,372)
Proceeds from initial public offering, net of underwriting discounts and commissions	-	156,362	-	156,362
Net cash provided by financing activities	1,580	92,941	9,593	131,395

Net increase in cash and cash equivalents	6,459	2,532	8,986	6,913
Cash and cash equivalents, beginning of period	24,645	19,586	22,118	15,205
Cash and cash equivalents, end of period	$31,104	$22,118	$31,104	$22,118

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Non-GAAP Revenues
Revenues	$50,233	$35,340	$177,031	$123,123
Purchase accounting adjustment to revenues	-	537	-	716
Total non-GAAP revenues	$50,233	$35,877	$177,031	$123,839

Non-GAAP Gross Profit
Gross profit	$39,252	$26,673	$135,545	$92,912
Purchase accounting adjustment to revenues	-	537	-	716
Amortization of developed technology	1,714	1,704	6,847	6,368
Stock-based compensation	294	290	1,149	715
Total Non-GAAP Gross Profit	$41,260	$29,204	$143,541	$100,711
Gross margin	78.1%	75.5%	76.6%	75.5%
Non-GAAP gross margin	82.1%	81.4%	81.1%	81.3%

Non-GAAP Operating Income (Loss):
Loss from operations	$(5,708)	$(8,709)	$(35,060)	$(33,934)
Purchase accounting adjustment to revenues	-	537	-	716
Amortization of intangible assets	3,322	3,321	13,310	12,505
Stock-based compensation	3,093	1,992	16,044	6,526
Change in fair value of contingent consideration	261	93	628	371
Acquisition-related costs	-	210	-	1,582
Secondary offering costs	-	-	809	-
Shelf offering costs	818	-	818	-
Total non-GAAP operating income (loss)	$1,786	$(2,556)	$(3,451)	$(12,234)

Non-GAAP Net Income (Loss)
Net loss	$(5,845)	$(15,664)	$(38,061)	$(39,159)
Provision for (benefit from) income taxes	124	(2,135)	(174)	(6,956)
Purchase accounting adjustment to revenues	-	537	-	716
Amortization of intangible assets	3,322	3,321	13,310	12,505
Stock-based compensation	3,093	1,992	16,044	6,526
Accretion of debt discount	-	1,061	-	1,303
Accretion of warrant discount	-	547	-	754
Change in fair value of contingent consideration	261	93	628	371
Change in fair value of the common stock warrant liability	-	6,180	3,490	5,880
Acquisition-related costs	-	210	-	1,582
Secondary offering costs	-	-	809	-
Shelf offering costs	818	-	818	-
Total non-GAAP net income (loss)	$1,773	$(3,858)	$(3,136)	$(16,478)
Non-GAAP net income (loss) per share	$0.03	$(0.08)	$(0.06)	$(0.39)
Weighted average common shares outstanding, diluted	55,990	47,716	52,161	42,497
Weighted average common shares outstanding, basic	52,906	47,716	52,161	42,497

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$27,779	$21,531	$109,775	$77,810
Amortization of intangible assets	(969)	(965)	(3,872)	(3,605)
Stock-based compensation	(1,642)	(656)	(10,811)	(2,490)
Total non-GAAP sales and marketing expense	$25,168	$19,910	$95,092	$71,715

Non-GAAP Research and Development Expense:
Research and development expense	$6,034	$5,573	$23,874	$21,125
Stock-based compensation	(233)	(277)	(767)	(809)
Total non-GAAP research and development expense	$5,801	$5,296	$23,107	$20,316

Non-GAAP General and Administrative Expense:
General and administrative expense	$11,147	$8,278	$36,956	$27,911
Amortization of intangible assets	(639)	(652)	(2,591)	(2,532)
Stock-based compensation	(924)	(769)	(3,317)	(2,512)
Change in fair value of contingent consideration	(261)	(93)	(628)	(371)
Acquisition-related costs	-	(210)	-	(1,582)
Secondary offering costs	-	-	(809)	-
Shelf offering costs	(818)	-	(818)	-
Total non-GAAP general and administrative expense	$8,505	$6,554	$28,793	$20,914

Total Non-GAAP Operating Expenses	$39,474	$31,760	$146,992	$112,945

Free Cash Flow
Net cash provided by (used in) operating activities	$2,750	$(5,857)	$6,424	$(4,808)
Capitalized software development costs	(1,279)	(944)	(4,624)	(3,270)
Purchases of property and equipment	(273)	(416)	(4,002)	(1,724)
Free cash flow	$1,198	$(7,217)	$(2,202)	$(9,802)

Investor Relations Contact:
The Blueshirt Group
Maria Riley
415.217.7722
maria@blueshirtgroup.com